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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

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                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            EAST WEST BANCORP, INC.
            (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                  95-4703316
(State of Incorporation or Organization)                 (IRS Employer
                                                         Identification No.)

                  415 Huntington Drive, San Marino, CA 91108
              (Address of principal executive offices, zip code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [_]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

     Securities Act registration statement file number to which this form relates:

                                   333-63605
                                (If Applicable)

     Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                  Name of Each Exchange on Which
     To be so Registered                  Each Class is to be Registered

            N/A                                         N/A

     Securities to be Registered pursuant to Section 12(g) of the Act:

                         Common Stock, $.001 par value
                               (Title of Class)
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Item 1. Description of Securities to be Registered.

     The description of the registrant's common stock (the "Common Stock") to be registered hereunder is incorporated by reference from the description of such shares contained in the "Description of Capital Stock" section of the prospectus included in the registrant's Registration Statement on Form S-4 (Commission File No. 333-63605)(the "Registration Statement"). This registration statement will incorporate by reference the description of the Common Stock contained in any prospectus or supplement related to such shares subsequently filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2. Exhibits.

          The information required by this item is incorporated by reference to Exhibits 2.1, 2.2, 3.1, 3.2 and 4.1 of the Registration Statement.

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 30, 1998
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                                     EAST WEST BANCORP, INC.

                                     By: /s/ Douglas P. Krause
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                                             Douglas P. Krause
                                             Senior Vice President, General
                                             Counsel and Secretary